Exhibit 4.3

Consent of Independent Registered Public Accounting Firm

We consent to the reference made to our firm under the caption “Independent Registered Public Accounting Firm” in Part B of the Prospectus and to the use of our report dated May 3, 2016, in this Registration Statement (Form S-6 No. 333-209725) of Smart Trust 235, comprising Healthcare Innovations Trust, Series 1.

/s/ Grant Thornton LLP

Chicago, Illinois

May 3, 2016